Exhibit 99.30

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-M

KEY PERFORMANCE FACTORS
December 31, 1997



        Expected B Maturity                                         10/15/02


        Blended Coupon                                              5.9065%


        Excess Protection Level
          3 Month Average   4.16%
          December, 1997   4.16%
          November, 1997  N/A
          October, 1997  N/A


        Cash Yield                                  17.99%


        Investor Charge Offs                         4.32%


        Base Rate                                    9.51%


        Over 35 Day Delinquency                      4.81%


        Seller's Interest                           16.15%


        Total Payment Rate                          13.29%


        Total Principal Balance                     $34,934,847,924.76


        Investor Participation Amount               $750,000,000.00


        Seller Participation Amount                 $5,643,513,406.27



* For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.51% (55/360) was used. The Base Rate was calculated using a 55 day monthly period, 11/06/97-12/31/97